Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS 2024 RESULTS AND PROVIDES 2025 OUTLOOK

2024 FINANCIAL RESULTS
▪Net income: $0.0 million
▪Same-Property Total RevPAR Growth: Increased 2.1% vs. 2023
▪Same-Property Hotel EBITDA: $350.4 million, up 0.9%, from 2023
▪Adjusted EBITDAre: $359.2 million, an increase of $2.8 million or 0.8%, vs. 2023
▪Adjusted Funds from Operations (“FFO”) per diluted share: $1.68, up 5.0% over $1.60 in 2023

Q4 FINANCIAL HIGHLIGHTS
▪Same-Property Total RevPAR: Grew 1.8% vs Q4 2023, driven by a 4.0% increase at resorts and a 0.7% increase at urban hotels
▪Redeveloped Properties Outperformed: Occupancy at recently redeveloped hotels rose 4.7 points year-over-year and Total RevPAR grew 6.3% vs Q4 2023
▪Adjusted EBITDAre: $62.7 million, exceeding the midpoint of Q4 Outlook by $11.2 million; results driven by higher Same-Property Total Revenues and Hotel EBITDA, plus $5.4 million in unanticipated business interruption income tied to the final settlement of the Hurricane Ian claim
▪Adjusted FFO: $0.20 per diluted share, surpassing the midpoint of Q4 Outlook by $0.10

PORTFOLIO UPDATES & BALANCE SHEET
▪Capital Investments: Invested approximately $91 million across its portfolio in 2024, completing the $525 million multi-year comprehensive capital reinvestment and redevelopment program
▪Balance Sheet: Successfully executed $1.6 billion in debt financings and extensions, including $400 million of 6.375% senior unsecured notes; lowered Debt/EBITDA ratio to 5.8x; ended 2024 with $217.6 million cash on hand, including restricted cash, with no significant maturities until December 2026

2025 OUTLOOK
▪Net loss: ($15.5) to ($1.5) million
▪Los Angeles Fires and Aftermath: The 2025 outlook includes an estimated 115 basis point reduction in Same-Property RevPAR growth, 100 basis points in Same-Property Total RevPAR growth, and a $9.0 million impact to both Same-Property Hotel EBITDA and Adjusted EBITDAre, reducing Adjusted FFO by $0.07 per diluted share
▪Same-Property Total RevPAR Growth Rate: 1.8% to 3.7%
▪Adjusted EBITDAre: $341.5 to $355.5 million
▪Adjusted FFO per diluted share: $1.50 to $1.62
▪Capital Investments: $65 to $75 million, marking a significant reduction from prior years

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
In 2024, we experienced a sustained recovery in both business group and transient demand, propelling growth across our urban hotels and lifestyle resorts. Our top-performing markets included San Diego, Chicago, Boston, Washington DC, and our West Coast resorts. Additionally, our recently redeveloped properties generated significant gains in market share and operating performance – momentum we anticipate will extend through at least 2027.

‘Looking ahead to 2025, we are encouraged by the continued resurgence in leisure demand that began in the fourth quarter of 2024 and has carried into the new year. In addition, we expect business travel to strengthen alongside the broader economy, supported by a historically low pipeline of new hotel construction in our key markets for the foreseeable future, providing a multi-year runway for our internal growth. Healthy convention and event calendars in San Francisco, Washington D.C., San Diego, and Boston further reinforce our confidence in achieving another year of growth. Over the past four months beginning in October, we’ve observed healthy demand trends that indicate a renewed alignment between industry demand growth and the growth of the broader economy.

‘We are deeply saddened by the devastating fires in Los Angeles and the profound hardships they have caused countless individuals, families and communities, including hotel associates at our properties. Although these tragic events have significantly impacted hotel demand in our Los Angeles submarkets, we remain confident in the city’s long-term prospects and resilience. We stand firmly with Los Angeles as it rebuilds and believe in the enduring strength of our properties and the broader community.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Fourth Quarter and Full Year Highlights

	Fourth Quarter			Twelve Months Ended December 31,
Same-Property and Corporate Highlights	2024	2023	Var	2024	2023	Var
	($ in millions except RevPAR and per share data)

Net income (loss)(1)	($49.8)	($41.9)	NM	$0.0	($74.3)	NM
Same-Property RevPAR(2)	$192	$190	0.9%	$212	$209	1.6%
Same-Property Room Revenues(2)	$202.5	$200.6	0.9%	$897.7	$880.3	2.0%
Same-Property Total Revenues(2)	$321.6	$315.7	1.9%	$1,383.2	$1,350.2	2.4%
Same-Property Total Expenses(2)	$259.1	$249.2	4.0%	$1,032.8	$1,002.8	3.0%
Same-Property Hotel EBITDA(2)	$62.5	$66.6	(6.1%)	$350.4	$347.3	0.9%
Adjusted EBITDAre(2)	$62.7	$63.3	(1.0%)	$359.2	$356.4	0.8%
Adjusted FFO(2)	$23.9	$24.9	(3.9%)	$204.3	$197.1	3.7%
Adjusted FFO per diluted share(2)	$0.20	$0.21	(4.8%)	$1.68	$1.60	5.0%

	2024 Monthly Results
Same-Property Portfolio Highlights(3)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
	($ in millions except RevPAR)

Occupancy	51%	63%	70%	73%	76%	81%	80%	79%	77%	78%	67%	57%
ADR	$295	$294	$307	$303	$310	$302	$313	$292	$314	$312	$273	$260
RevPAR	$151	$184	$215	$220	$236	$244	$249	$230	$242	$243	$184	$148
Total Revenues	$84.8	$94.9	$115.4	$115.4	$129.8	$127.5	$135.8	$126.4	$131.4	$133.0	$99.0	$89.7
Total Revenues vs. ‘23	6%	3%	0%	(1%)	7%	2%	2%	6%	1%	2%	1%	3%
Hotel EBITDA	$8.1	$19.1	$32.5	$31.0	$47.3	$38.9	$40.4	$32.6	$37.8	$39.4	$15.9	$7.2

NM = Not Meaningful

(1)The Company recorded a $27.0 million deferred tax benefit in the third quarter of 2024 for the release of income tax valuation allowance, followed by an additional $1.5 million adjustment to the valuation allowance in the fourth quarter of 2024.

(2)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(3)Includes information for all the hotels the Company owned as of December 31, 2024, except for the following:
■LaPlaya Beach Resort & Club is excluded from Jan - Dec
■Newport Harbor Island Resort is excluded from Jan - Jun and Oct - Dec

"Our fourth-quarter results exceeded expectations, bolstered by strong resort demand, both group and leisure, and impressive performances at our recently redeveloped properties, including Margaritaville Hotel San Diego Gaslamp Quarter, Estancia La Jolla Hotel & Spa, and Hilton San Diego Gaslamp Quarter,” said Mr. Bortz. “In addition, our hotel and asset management teams made significant progress in controlling operating expenses through enhanced efficiencies and a broad array of cost-reduction measures. Same-Property expenses before fixed expenses rose just 3.1 percent year-over-year in Q4, equating to a decline of 1.7 percent on a per occupied rooms basis. These strategic initiatives should drive sustained benefits in 2025 and beyond, helping offset rising wage pressures from newly ratified labor agreements and city-mandated minimum wage increases in several urban markets. While these wage increases will have their greatest cost impact in 2025, we anticipate a more moderate pace of wage growth in subsequent years.”
Update on the Impact of Los Angeles Fires
While the Los Angeles wildfires devastated two significant residential communities, the Company’s properties are not located in affected areas, none of them sustained any physical damage, and all guests and employees remained safe.

However, year-to-date the Company’s nine Los Angeles area hotels – spanning from West Hollywood on the east to Santa Monica on the west – experienced a significant increase in business cancellations and a material slowdown in bookings due to the fires. This slowdown in bookings has continued, and while the timing and pace of Los Angeles’ demand and recovery are unknowable, the Company currently estimates:

▪Q1 2025 Same-Property RevPAR impact: -330 to -430 bps
▪Q1 2025 Same-Property Total RevPAR impact: -280 to -360 bps
▪Full-year 2025 Same-Property RevPAR impact: -115 bps
▪Full-year 2025 Same-Property Total RevPAR impact: -100 bps
▪Projected Same-Property Hotel EBITDA impact: ~$9.0 million, with ~$6.5 million in Q1 2025

This impact has been incorporated into the Company’s Q1 2025 and full-year outlooks. Pebblebrook remains committed to supporting the local community and is closely monitoring the ongoing recovery efforts.
Update on Impact from Named Storms
LaPlaya Beach Resort & Club (“LaPlaya”), a 189-room luxury waterfront resort in Naples, Florida, made significant progress in restoring areas damaged by Hurricanes Helene (September 26, 2024) and Milton (October 9, 2024). On January 16, 2025, LaPlaya reopened the upper floors (59 rooms) of its Beach House building (79 rooms), with the remaining ground-floor rooms (20 rooms) set for substantial completion in Q2 2025.

Despite the the disruptions from restoration efforts due to Hurricane Ian in Q1 2024 and Hurricanes Helene and Milton later in 2024, LaPlaya generated $19.0 million in Hotel EBITDA for 2024, including $1.2 million in Q4. Although its results are non-comparable and thereby excluded from Same-Property metrics for both 2024 and 2023, LaPlaya’s performance is included in the Company’s Adjusted EBITDAre, Adjusted FFO (“AFFO”), and AFFO per diluted share.

In Q4 2024, the Company successfully finalized its insurance claims related to Hurricane Ian. As a result, the Company realized an additional $5.4 million in unforecasted business interruption insurance (“BI”) income. This amount increased total BI income in 2024 to $23.8 million. Including the $33.0 million of BI income recognized in 2023, the Company realized over $56 million in BI income associated with Hurricane Ian.

For 2025, LaPlaya will be included in the Company’s Same-Property metrics for Q1-Q3 but excluded in Q4 for both 2025 and 2024. The Company expects LaPlaya will generate between $24 and $26 million in EBITDA in 2025, with $16.5 to $18.5 million reflected in its 2025 Same-Property Hotel EBITDA outlook. Additionally, Pebblebrook anticipates recognizing approximately $6 million in BI income in 2025 related to Hurricanes Helene and Milton. This income will be included in Adjusted EBITDAre and Adjusted FFO but does not factor into Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
In 2024, the Company made $91.0 million in capital investments throughout its portfolio, excluding expenditures related to repairing and rebuilding LaPlaya. These investments were primarily directed toward completing several major redevelopment and repositioning projects, including the comprehensive $50 million redevelopment of Newport Harbor Island Resort, the $26 million renovation and repositioning of Estancia La Jolla Hotel & Spa, and the $20 million expansion at Skamania Lodge, which added new accommodations – such as treehouses, glamping units, and villas – along with upgraded and expanded utility and road infrastructure to support future accommodations at the resort.

With these transformative projects now largely complete, the Company has substantially concluded its multi-year strategic redevelopment program. Paradise Point Resort’s potential conversion to Margaritaville Island Resort remains the only significant redevelopment opportunity in the portfolio. As a result, capital investments are expected to be meaningfully lower over the next few years.

In 2025, the Company anticipates $65 to $75 million in capital investments, primarily for regular capital maintenance, replacements, and minor property refreshes and refurbishments.

Since 2018, the Company has reinvested approximately $525 million to transform and reposition its hotels and resorts, including over $278 million in return on investment (ROI)-generating projects. These initiatives and investments – ranging from amenity additions and enhancements to the reimagination and remerchandising of indoor and outdoor spaces – have meaningfully elevated the quality of the portfolio and created new profit-generating spaces. The Company expects these strategic initiatives to drive substantial returns and sustainable organic growth, mirroring the success of past redevelopment projects.
Common Share Repurchases
The Company repurchased 1.1 million common shares in 2024 at an average price of $13.29 per share. On a cumulative basis since October 2022, the Company has repurchased more than 12 million common shares – approximately 9% of its outstanding shares – at an average price of $14.40. This figure represents an approximate 42% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”) per share.
Balance Sheet
In 2024, Pebblebrook successfully completed $1.6 billion in debt financings and extensions, enhancing its balance sheet flexibility and eliminating significant maturities until December 2026. The weighted-average maturity of the Company’s debt is now approximately 3.1 years, with a weighted-average interest rate of 4.2%. Of the $2.3 billion in consolidated debt and convertible notes, roughly 91% is effectively fixed at a 4.0% rate, and the same proportion is unsecured.

As of December 31, 2024, the Company had approximately $217.6 million in cash, cash equivalents, and restricted cash, plus $642.6 million of undrawn availability on its $650 million senior unsecured revolving credit facilities.
Common and Preferred Dividends
On December 16, 2024, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of December 31, 2024, Curator had 90 member hotels and resorts and 122 master service agreements with preferred vendor partners. The master service agreements provide Curator member hotels, including Pebblebrook hotels, with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to support lifestyle hotels and resorts through its best-in-class operating agreements, services, and technology, while helping properties amplify their independent brands and what makes them unique.
2025 Outlook
The Company's 2025 Outlook assumes no acquisitions or dispositions. It includes an estimated $6.0 million in BI income and $7.5 million in Q4 2025 EBITDA related to LaPlaya, with both included in Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per diluted share. LaPlaya is incorporated into Same-Property metrics for January through September 2025 and 2024. Newport Harbor Island Resort (“Newport”) is included in Same-Property metrics for July through December 2025 and 2024.

This forecast assumes stable travel conditions unaffected by pandemics, major weather events (other than the LA fires), federal shutdowns, or material adverse macroeconomic factors.

This Q1 and Full Year 2025 Outlook is based, in part, on the following impacts from the LA fires:
	2025 LA Fires Impact
	Q1 2025	Full Year 2025
	($ and shares/units in millions, except per share and RevPAR data)
Net income, Same-Property Hotel EBITDA, Adjusted EBITDAre, and Adjusted FFO Impact	($6.5)	($9.0)

Adjusted FFO per diluted share Impact	($0.05)	($0.07)

Same-Property RevPAR Growth Impact	(330 - 430 bps)	(100 -130 bps)

	2025 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net loss	($15.5)	($1.5)

Adjusted EBITDAre	$341.5	$355.5

Adjusted FFO	$182.0	$196.0
Adjusted FFO per diluted share	$1.50	$1.62

This 2025 Outlook is based, in part, on the following estimates and assumptions:

US Hotel Industry RevPAR Growth Rate	1.0%	3.0%
Same-Property RevPAR variance vs. 2024	1.0%	3.0%
Same-Property Total RevPAR variance vs. 2024	1.8%	3.7%

Same-Property Total Revenue variance vs. 2024	1.5%	3.5%
Same-Property Total Expense variance vs. 2024	3.5%	4.8%

Same-Property Hotel EBITDA	$354.0	$368.0
Same-Property Hotel EBITDA variance vs. 2024	(4.2%)	(0.4%)

LaPlaya Hotel EBITDA (Q4) not incl. in Same-Property Hotel EBITDA	$7.5	$7.5
Newport Hotel EBITDA (Q1/Q2) not incl. in Same-Property Hotel EBITDA	$1.5	$1.5

BI income	$6.0	$6.0

The Company’s Q1 2025 outlook is as follows:

	Q1 2025 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net loss	($33.9)	($29.9)

Adjusted EBITDAre	$50.5	$54.5

Adjusted FFO	$11.5	$15.5
Adjusted FFO per diluted share	$0.09	$0.13

This Q1 2025 Outlook is based, in part, on the following estimates and assumptions:
Same-Property RevPAR	$187	$190
Same-Property RevPAR variance vs. 2024	0.0%	2.0%
Same-Property Total RevPAR variance vs. 2024	1.1%	3.2%

Same-Property Total Revenue variance vs. 2024	0.0%	2.1%
Same-Property Total Expense variance vs. 2024	5.0%	6.0%

Same-Property Hotel EBITDA	$56.0	$60.0
Same-Property Hotel EBITDA variance vs. 2024	(17.8%)	(11.9%)

The Q1 2025 outlook includes an estimated $4.0 million from an initial BI income settlement related to LaPlaya for lost income due to Hurricanes Helene and Milton. While this does not affect Same-Property Hotel EBITDA, it positively impacts the Company's Adjusted EBITDAre, Adjusted FFO, and net loss.
Fourth Quarter 2024 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, February 27, 2025, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of business interruption insurance proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 26, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	December 31, 2024	December 31, 2023

ASSETS
Assets:
Investment in hotel properties, net	$5,319,029	$5,490,776
Cash and cash equivalents	206,650	183,747
Restricted cash	10,941	9,894
Hotel receivables (net of allowance for doubtful accounts of $439 and $689, respectively)	39,125	43,912
Prepaid expenses and other assets	117,593	96,644
Total assets	$5,693,338	$5,824,973

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	910,596	1,375,004
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	748,176	747,262
Senior unsecured notes, net of unamortized deferred financing costs	394,424	2,395
Mortgage loans, net of unamortized debt discount and deferred financing costs	193,536	195,140
Accounts payable, accrued expenses and other liabilities	222,230	238,644
Lease liabilities - operating leases	320,741	320,617
Deferred revenues	92,347	76,874
Accrued interest	11,549	6,830
Distribution payable	11,865	11,862
Total liabilities	2,905,464	2,974,628
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $690,000 at December 31, 2024 and 2023), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at December 31, 2024 and 2023	276	276
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 119,285,394 and 120,191,349 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,193	1,202
Additional paid-in capital	4,072,265	4,078,912
Accumulated other comprehensive income (loss)	16,550	24,374
Distributions in excess of retained earnings	(1,392,860)	(1,341,264)
Total shareholders' equity	2,697,424	2,763,500
Non-controlling interests	90,450	86,845
Total equity	2,787,874	2,850,345
Total liabilities and equity	$5,693,338	$5,824,973

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Revenues:
Room	$207,715	$207,404	$922,348	$914,109
Food and beverage	93,756	90,680	372,369	351,852
Other operating	36,129	36,004	158,592	153,988
Total revenues	$337,600	$334,088	$1,453,309	$1,419,949

Expenses:
Hotel operating expenses:
Room	$62,128	$58,841	$250,875	$248,020
Food and beverage	70,450	67,415	273,731	264,163
Other direct and indirect	107,692	104,733	436,397	428,897
Total hotel operating expenses	240,270	230,989	961,003	941,080
Depreciation and amortization	57,480	61,047	229,531	240,645
Real estate taxes, personal property taxes, property insurance, and ground rent	33,502	33,215	126,183	124,595
General and administrative	12,144	12,050	48,081	44,789
Impairment	46,238	10,372	48,146	81,788
Gain on sale of hotel properties	—	(156)	—	(30,375)
Business interruption insurance income and gain on insurance settlement	(30,234)	—	(48,574)	(32,985)
Other operating expenses	830	2,726	4,913	12,602
Total operating expenses	360,230	350,243	1,369,283	1,382,139
Operating income (loss)	(22,630)	(16,155)	84,026	37,810
Interest expense	(30,147)	(27,664)	(112,432)	(115,660)
Other	1,458	1,691	2,794	4,229
Income (loss) before income taxes	(51,319)	(42,128)	(25,612)	(73,621)
Income tax (expense) benefit	1,471	198	25,628	(655)
Net income (loss)	(49,848)	(41,930)	16	(74,276)
Net income (loss) attributable to non-controlling interests	637	742	4,258	3,741
Net income (loss) attributable to the Company	(50,485)	(42,672)	(4,242)	(78,017)
Distributions to preferred shareholders	(10,631)	(10,686)	(42,525)	(43,649)
Redemption of preferred shares	—	8,396	—	8,396
Net income (loss) attributable to common shareholders	$(61,116)	$(44,962)	$(46,767)	$(113,270)

Net income (loss) per share available to common shareholders, basic	$(0.51)	$(0.37)	$(0.39)	$(0.93)
Net income (loss) per share available to common shareholders, diluted	$(0.51)	$(0.37)	$(0.39)	$(0.93)

Weighted-average number of common shares, basic	119,285,394	120,088,241	119,774,655	121,813,042
Weighted-average number of common shares, diluted	119,285,394	120,088,241	119,774,655	121,813,042

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense and hurricane-related costs: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Net income (loss)	$(49,848)	$(41,930)	$16	$(74,276)
Adjustments:
Real estate depreciation and amortization	57,423	60,963	229,230	240,304
Gain on sale of hotel properties	—	(156)	—	(30,375)
Impairment	46,238	10,372	48,146	81,788
FFO	$53,813	$29,249	$277,392	$217,441
Distribution to preferred shareholders and unit holders	(11,796)	(11,851)	(47,182)	(48,306)
Issuance costs of redeemed preferred shares	—	8,396	—	8,396
FFO available to common share and unit holders	$42,017	$25,794	$230,210	$177,531
Transaction costs	—	105	44	688
Non-cash ground rent	1,863	1,896	7,476	7,608
Management/franchise contract transition costs	91	149	163	359
Interest expense adjustment for acquired liabilities	220	185	1,110	1,672
Finance lease adjustment	753	742	2,995	2,952
Non-cash amortization of acquired intangibles	(482)	(481)	(1,927)	(5,494)
Gain on insurance settlement	(24,824)	—	(24,824)	—
Early extinguishment of debt	2,247	31	3,781	1,035
Amortization of share-based compensation expense	3,519	3,313	13,602	12,545
Issuance costs of redeemed preferred shares	—	(8,396)	—	(8,396)
Hurricane-related costs	—	1,540	183	6,598
Deferred tax provision (benefit)	(1,507)	—	(28,483)	—
Adjusted FFO available to common share and unit holders	$23,897	$24,878	$204,330	$197,098

FFO per common share - basic	$0.35	$0.21	$1.91	$1.45
FFO per common share - diluted	$0.35	$0.21	$1.90	$1.44
Adjusted FFO per common share - basic	$0.20	$0.21	$1.69	$1.61
Adjusted FFO per common share - diluted	$0.20	$0.21	$1.68	$1.60

Weighted-average number of basic common shares and units	120,296,522	120,963,016	120,785,783	122,687,817
Weighted-average number of fully diluted common shares and units	120,709,955	121,204,126	121,274,346	123,039,851

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Net income (loss)	$(49,848)	$(41,930)	$16	$(74,276)
Adjustments:
Interest expense	30,147	27,664	112,432	115,660
Income tax expense (benefit)	(1,471)	(198)	(25,628)	655
Depreciation and amortization	57,480	61,047	229,531	240,645
EBITDA	$36,308	$46,583	$316,351	$282,684
Gain on sale of hotel properties	—	(156)	—	(30,375)
Impairment	46,238	10,372	48,146	81,788
EBITDAre	$82,546	$56,799	$364,497	$334,097
Transaction costs	—	105	44	688
Non-cash ground rent	1,863	1,896	7,476	7,608
Management/franchise contract transition costs	91	149	163	359
Non-cash amortization of acquired intangibles	(482)	(481)	(1,927)	(5,494)
Gain on insurance settlement	(24,824)	—	(24,824)	—
Amortization of share-based compensation expense	3,519	3,313	13,602	12,545
Hurricane-related costs	—	1,540	183	6,598
Adjusted EBITDAre	$62,713	$63,321	$359,214	$356,401

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2025 and Full Year 2025 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(34)	$(30)	$(16)	$(2)
Adjustments:
Real estate depreciation and amortization	55	55	214	214
Impairment	—	—	—	—
FFO	$21	$25	$198	$212
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$9	$13	$151	$165
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	15	15
Other	(2)	(2)	8	8
Adjusted FFO available to common share and unit holders	$12	$16	$182	$196

FFO per common share - diluted	$0.07	$0.11	$1.24	$1.36
Adjusted FFO per common share - diluted	$0.09	$0.13	$1.50	$1.62

Weighted-average number of fully diluted common shares and units	121.3	121.3	121.3	121.3

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2025 and Full Year 2025 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(34)	$(30)	$(16)	$(2)
Adjustments:
Interest expense and income tax expense	25	25	121	121
Depreciation and amortization	55	55	214	214
EBITDA	$46	$50	$319	$333
Impairment	—	—	—	—
EBITDAre	$46	$50	$319	$333
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	15	15
Other	—	—	—	—
Adjusted EBITDAre	$51	$55	$342	$356

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Same-Property Occupancy	67.4%	64.3%	71.0%	68.3%
2024 vs. 2023 Increase/(Decrease)	4.8%		4.0%

Same-Property ADR	$284.59	$295.54	$299.22	$306.14
2024 vs. 2023 Increase/(Decrease)	(3.7%)		(2.3%)

Same-Property RevPAR	$191.73	$190.06	$212.41	$209.04
2024 vs. 2023 Increase/(Decrease)	0.9%		1.6%

Same-Property Total RevPAR	$304.43	$299.08	$327.27	$320.61
2024 vs. 2023 Increase/(Decrease)	1.8%		2.1%

Notes:
For the three months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the twelve months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, Q3, and Q4 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2, and Q4 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Twelve months ended December 31,
	2024	2024
Same-Property RevPAR variance to 2023:
Chicago	18.4%	9.5%
San Diego	13.5%	9.7%
Washington DC	2.6%	3.0%
Other Resort Markets	0.9%	5.0%
Portland	0.2%	(11.3%)
Boston	0.0%	3.8%
Southern Florida/Georgia	(1.5%)	(3.9%)
Los Angeles	(10.4%)	(4.3%)
San Francisco	(10.9%)	(5.6%)

Resorts	2.8%	(0.5%)
Urban	0.2%	2.5%
Notes:
For the three months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the twelve months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, Q3, and Q4 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2, and Q4 due to its redevelopment.

"Other Resort Markets" includes:
  • Q1, Q2 and Q4: Columbia River Gorge, WA and Santa Cruz, CA
  • Q3: Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Same-Property Revenues:
Room	$202,547	$200,645	$897,729	$880,308
Food and beverage	87,484	84,062	345,891	334,149
Other	31,574	31,040	139,546	135,711
Total hotel revenues	321,605	315,747	1,383,166	1,350,168

Same-Property Expenses:
Room	$60,707	$57,093	$245,770	$237,739
Food and beverage	66,422	62,586	256,864	247,676
Other direct	7,209	7,695	31,190	32,442
General and administrative	27,776	28,529	114,456	113,312
Information and telecommunication systems	5,117	5,133	20,553	20,232
Sales and marketing	25,249	25,523	105,507	102,835
Management fees	9,833	9,252	40,577	39,251
Property operations and maintenance	13,168	13,265	52,574	52,264
Energy and utilities	10,151	9,782	42,573	40,095
Property taxes	16,983	16,645	60,351	60,510
Other fixed expenses	16,442	13,654	62,360	56,466
Total hotel expenses	259,057	249,157	1,032,775	1,002,822

Same-Property EBITDA	$62,548	$66,590	$350,391	$347,346

Same-Property EBITDA Margin	19.4%	21.1%	25.3%	25.7%

Notes:
For the three months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the twelve months ended December 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, Q3, and Q4 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2, and Q4 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023

Occupancy	59%	73%	75%	64%	68%
ADR	$303	$312	$312	$296	$306
RevPAR	$177	$229	$235	$188	$208

Hotel Revenues	$290.2	$372.1	$383.0	$320.3	$1,365.7
Hotel EBITDA	$59.1	$110.5	$111.9	$67.7	$349.1
Hotel EBITDA Margin	20.4%	29.7%	29.2%	21.1%	25.6%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	60%	76%	79%	67%	70%
ADR	$299	$306	$306	$285	$300
RevPAR	$179	$232	$240	$191	$211

Hotel Revenues	$295.1	$380.5	$393.7	$328.2	$1,397.6
Hotel EBITDA	$58.4	$118.9	$110.8	$63.7	$351.8
Hotel EBITDA Margin	19.8%	31.2%	28.2%	19.4%	25.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2024, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2024 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club
Newport Harbor Island Resort			X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's 2024 results for Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, Q3, and Q4.
  • Newport Harbor Island Resort is excluded from Q1, Q2, and Q4.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2025 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of December 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4.
  • Newport Harbor Island Resort is excluded from Q1 and Q2.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

	Hotel EBITDA															2024 Hotel EBITDA per Key
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024

Unique Lifestyle Resorts
LaPlaya Beach Resort & Club	$5.7	$7.6	$8.7	$10.7	$12.4	$15.7	$16.2	$11.8	$16.5	$17.7	$14.0	$27.4	$24.8	$(0.6)	$19.0	$100.5
Inn on Fifth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.1	4.2	9.7	11.9	10.8	9.8	82.4
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	7.3	2.7	8.5	9.0	8.7	9.6	79.3
Southernmost Beach Resort	9.0	10.4	10.8	14.1	17.6	19.9	21.1	17.9	19.3	21.4	13.1	24.4	24.2	21.3	20.3	68.6
The Marker Key West Harbor Resort	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	6.0	3.1	7.9	7.9	7.0	6.4	66.7
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	15.3	4.6	14.1	20.5	21.1	24.4	52.8
Margaritaville Hollywood Beach Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17.8	0.4	22.1	24.5	21.2	19.1	51.8
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	10.3	1.2	7.7	12.3	12.6	13.1	48.3
Estancia La Jolla Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8.1	(0.3)	4.6	10.6	7.5	8.8	41.9
Newport Harbor Island Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7.4	4.2	13.9	13.1	9.3	10.3	39.9
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	4.4	(1.1)	3.3	7.3	5.1	4.8	30.8
Jekyll Island Club Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.0	2.7	8.7	7.4	5.3	4.8	24.0
San Diego Mission Bay Resort	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	5.5	(4.2)	6.9	9.5	10.8	7.8	21.8

Unique Lifestyle Resorts Total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$131.3	$44.6	$159.2	$183.0	$140.1	$158.1	$50.9

Boston Urban
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$21.2	$0.3	$10.5	$21.1	$18.5	$20.0	$67.1
Revere Hotel Boston Common	3.3	6.1	5.7	9.2	11.7	13.3	12.2	12.6	12.4	11.8	(6.1)	2.8	15.7	13.9	15.9	44.7
The Westin Copley Place, Boston	21.3	23.5	24.4	25.8	28.7	32.7	33.3	31.5	28.5	32.9	(4.4)	3.0	30.7	33.7	35.1	43.7
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	10.1	(2.2)	1.6	5.6	6.1	8.0	29.6
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	8.1	(2.6)	2.4	7.2	7.9	6.5	27.3

Boston Total	$40.7	$50.3	$56.5	$64.7	$75.0	$84.9	$84.1	$83.1	$80.9	$84.1	$(15.0)	$20.3	$80.3	$80.1	$85.5	$43.5

San Diego Urban
Hilton San Diego Gaslamp Quarter	$7.6	$8.5	$8.8	$8.9		$9.5	$10.5	$10.9	$11.1	$11.6	$10.5	$(0.4)	$0.6	$7.1	$7.6	$11.7	$40.9
Embassy Suites San Diego Bay - Downtown	7.6	8.2	8.8	8.9		9.5	11.3	11.3	11.1	11.7	10.4	(0.2)	4.5	9.1	9.7	11.2	32.8
Margaritaville Hotel San Diego Gaslamp Quarter	5.2	6.3	6.5	6.3		6.5	7.4	7.7	7.3	7.3	7.0	(0.4)	2.1	6.2	0.8	7.7	32.8
The Westin San Diego Gaslamp Quarter	8.4	8.2	9.7	11.2		12.7	14.6	16.9	16.0	14.4	14.2	(1.3)	2.2	12.7	14.2	14.4	32.0

San Diego Total	$28.8	$31.2	$33.8	$35.3		$38.2	$43.8	$46.8	$45.5	$45.0	$42.1	$(2.3)	$9.4	$35.1	$32.3	$45.0	$34.3

Washington DC Urban
Hotel Monaco Washington DC	$5.5	$6.9	$7.6	$7.9		$7.9	$8.1	$8.1	$9.9	$8.6	$7.9	$(1.4)	$(0.5)	$4.7	$6.5	$6.8	$37.0
George Hotel	4.2	4.6	4.1	4.1		4.3	5.2	5.7	6.3	5.7	5.3	(0.5)	0.0	3.7	3.9	3.9	28.1
Hotel Zena Washington DC	4.0	4.6	3.8	4.3		5.2	5.8	6.1	6.4	5.1	3.8	(2.3)	(2.7)	0.6	1.3	3.1	16.2
Viceroy Washington DC	3.3	3.6	3.4	3.2		3.2	3.0	3.6	5.8	5.5	4.9	(2.3)	(1.3)	1.1	0.9	2.7	15.2

Washington DC Total	$17.0	$19.7	$18.9	$19.5		$20.6	$22.1	$23.5	$28.4	$24.9	$21.9	$(6.5)	$(4.5)	$10.1	$12.6	$16.5	$23.8

Los Angeles Urban
W Los Angeles - West Beverly Hills	$5.6	$6.9	$8.0	$8.7		$8.9	$9.5	$12.3	$11.5	$10.2	$8.4	$(2.0)	$0.7	$6.8	$7.8	$8.3	$27.9
Le Parc at Melrose	4.2	4.5	4.7	5.3		5.6	6.1	7.0	6.1	6.1	5.8	(0.1)	2.8	5.5	4.4	4.3	27.9
Chamberlain West Hollywood Hotel	1.0	3.4	3.8	4.1		4.8	4.8	5.2	4.4	3.1	3.7	(0.2)	1.2	3.5	2.9	3.1	27.0
Montrose at Beverly Hills	3.9	4.3	4.2	5.5		5.9	5.9	6.5	5.9	3.9	4.7	0.3	1.0	3.6	4.3	3.5	26.3
Viceroy Santa Monica Hotel	3.0	5.8	6.9	7.6		8.2	8.4	7.8	7.0	6.6	6.2	(2.9)	1.8	5.4	4.4	3.1	18.3
Hotel Ziggy	1.9	2.2	2.2	2.0		1.5	0.9	2.8	2.8	2.8	2.8	0.0	1.1	1.1	1.7	1.8	16.7
Hotel Palomar Los Angeles Beverly Hills	2.3	2.9	3.9	3.8		4.5	4.2	6.2	4.0	7.4	5.7	(4.2)	(1.2)	3.6	4.0	4.2	15.9
Mondrian Los Angeles	7.9	8.9	7.4	8.2		11.0	12.2	12.6	11.8	8.6	7.6	(2.0)	2.1	5.0	4.3	3.1	13.1
Hyatt Centric Delfina Santa Monica	5.3	6.8	6.9	8.0	`	9.9	11.7	13.8	13.4	12.7	11.2	(0.8)	2.2	7.0	7.7	1.9	6.0

Los Angeles Total	$35.1	$45.7	$48.0	$53.2		$60.3	$63.7	$74.2	$66.9	$61.4	$56.1	$(11.9)	$11.7	$41.5	$41.5	$33.3	$18.6

San Francisco Urban
Argonaut Hotel	$5.2	$6.5	$8.5	$10.2	$11.8	$13.0	$13.0	$11.7	$12.9	$14.6	$(1.5)	$1.5	$7.1	$7.5	$6.0	$23.8
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9	5.8	6.1	5.6	3.9	4.3	5.6	(0.3)	(1.0)	2.0	2.9	2.7	20.6
1 Hotel San Francisco	4.0	6.0	7.4	7.3	8.6	11.0	10.3	9.8	8.0	7.5	(4.0)	(4.9)	(2.9)	4.7	3.0	15.0
Hotel Zephyr Fisherman's Wharf	7.3	8.7	11.2	12.1	12.1	12.6	16.2	13.1	13.7	16.8	(1.1)	0.5	4.9	5.8	4.6	12.7
Hotel Zetta San Francisco	N/A	N/A	N/A	2.8	5.4	6.2	5.6	5.5	6.0	6.0	(0.3)	(1.4)	1.4	1.3	0.7	6.0
Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	8.4	(2.5)	(4.6)	(0.1)	1.6	(0.4)	(2.0)
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	7.7	(1.2)	(1.6)	(1.2)	0.0	(0.7)	(3.6)

San Francisco Total	$20.5	$30.5	$37.3	$45.3	$53.9	$60.2	$59.9	$57.5	$59.3	$66.6	$(10.9)	$(11.5)	$11.2	$23.8	$15.9	$10.9

Chicago Urban
Hotel Chicago Downtown, Autograph Collection	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$9.0	$9.2	$(2.4)	$0.6	$6.9	$7.4	$7.0	$19.8
The Westin Michigan Avenue Chicago	14.7	15.8	16.7	16.0	18.0	19.4	17.9	13.1	10.5	8.1	(11.1)	(5.2)	4.4	5.4	4.6	6.1

Chicago Total	$20.2	$21.1	$24.0	$24.4	$26.5	$29.8	$30.3	$25.4	$19.5	$17.3	$(13.5)	$(4.6)	$11.3	$12.8	$11.6	$10.5

Portland Urban
The Nines, a Luxury Collection Hotel, Portland	$6.2	$8.0	$8.9	$10.8	$12.8	$15.2	$15.6	$15.8	$15.6	$13.0	$(0.6)	$3.8	$8.0	$5.3	$5.2	$15.7
The Hotel Zags	2.7	3.3	3.9	4.5	5.6	6.5	6.7	5.4	3.8	3.3	(1.0)	(0.6)	0.4	(0.2)	(0.4)	(2.3)

Portland Total	$8.9	$11.3	$12.8	$15.3	$18.4	$21.7	$22.3	$21.2	$19.4	$16.3	$(1.6)	$3.2	$8.4	$5.1	$4.8	$9.5

Urban Total	$171.2	$209.8	$231.3	$257.7	$292.9	$326.2	$341.1	$328.0	$310.4	$304.4	$(61.7)	$24.0	$197.9	$208.2	$212.7	$24.1

Total Hotel EBITDA	$210.9	$258.1	$284.2	$320.8	$365.6	$413.8	$429.4	$411.5	$401.8	$435.7	$(17.1)	$183.2	$380.9	$348.3	$370.8	$31.1

Notes:
These historical Same-Property Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of December 31, 2024. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

The high-street retail parcel at Westin Michigan Avenue was sold on March 20, 2023. Historical results beginning with the year 2018, onward, for Westin Michigan Avenue have been adjusted to reflect the estimated impact of excluding the retail-related income.

The retail space and two parking facilities at Hotel Chicago Downtown, Autograph Collection were sold on December 21, 2023. Historical results beginning from the year 2018, onward, for Hotel Chicago Downtown, Autograph Collection have been adjusted to reflect the estimated impact of excluding the retail and parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.